                           NCI BUILDING SYSTEMS, INC.


                                    EXHIBIT A


SUBSIDIARY ACQUIRING SECURITIES                              CLASSIFICATION
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
FLEET NATIONAL BANK                                               BANK
FLEET INVESTMENT ADVISORS, INC.                                   BANK